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EXHIBIT II

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                       Three Months Ended            Nine Months Ended
                                                         September 30,                  September 30,
                                                  --------------------------    --------------------------
                                                      2000           1999           2000           1999
                                                  -----------    -----------    -----------    -----------
BASIC NET INCOME (LOSS) PER COMMON SHARE
Net Income (Loss):
Continuing operations                             $  (331,555)   $   184,540    $  (184,410)   $   578,793
Discontinued operation                                      0       (320,080)             0       (907,329)
                                                  -----------    -----------    -----------    -----------
Net                                               $  (331,555)   $  (135,540)   $  (184,410)   $  (328,536)
                                                  ===========    ===========    ===========    ===========

Weighted average Common Shares outstanding          7,036,563      6,793,777      6,914,194      6,783,411
                                                  -----------    -----------    -----------    -----------

Basic Net Income (Loss) Per Common Share:
Continuing operations                             $     (0.05)   $      0.03    $     (0.03)   $      0.08
Discontinued operation                                   0.00          (0.05)          0.00          (0.13)
                                                  -----------    -----------    -----------    -----------
Net                                               $     (0.05)   $     (0.02)   $     (0.03)   $     (0.05)
                                                  ===========    ===========    ===========    ===========

DILUTED NET INCOME (LOSS) PER COMMON SHARE
Net Income (Loss):
Continuing operation                              $  (331,555)   $   184,540    $  (184,410)   $   578,793
Discontinued operation                                      0       (320,080)             0       (907,329)
                                                  -----------    -----------    -----------    -----------
Net                                               $  (331,555)   $  (135,540)   $  (184,410)   $  (328,536)
                                                  ===========    ===========    ===========    ===========

Weighted average Common Shares outstanding          7,036,563      6,793,777      6,914,194      6,783,411
Options and warrants assumed to be Common Stock
        equivalents using Treasury Stock Method             0        367,342              0        368,777
                                                  -----------    -----------    -----------    -----------
Weighted average common shares outstanding, as
        adjusted                                    7,036,563      7,161,119      6,914,194      7,152,188
                                                  -----------    -----------    -----------    -----------

Diluted Net Income (Loss) per Common Share:
Continuing operations                             $     (0.05)   $      0.03    $     (0.03)   $      0.08
Discontinued operation                                   0.00          (0.05)          0.00          (0.13)
                                                  -----------    -----------    -----------    -----------
Net                                               $     (0.05)   $     (0.02)   $     (0.03)   $     (0.05)
                                                  ===========    ===========    ===========    ===========



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